Exhibit 99.3

UTEK CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On April 17, 2008, UTEK Corporation (“UTEK”) acquired the U.S. operations of Strategos, Inc. (“Strategos”). The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of UTEK Corporation and Strategos, Inc. after giving effect to the common stock issued to finance the Strategos acquisition, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statement of assets and liabilities as of March 31, 2008 is presented as if our acquisition of Strategos and the issuance of stock had occurred on March 31, 2008.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2008 and the year ended December 31, 2007 are presented as if the Strategos acquisition had occurred on January 1, 2007 and was carried forward through each of the aforementioned respective periods.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. These preliminary estimates and assumptions are subject to change as we finalize the valuations of the net tangible assets and intangible assets acquired, in addition to the earnout of the contingency shares through December 2009.

The pro forma condensed combined statements of operations adjustments are based upon available information, the structure of the transactions and certain assumptions that we believe are reasonable under the circumstances. The pro forma condensed combined statements of operations are presented for illustrative purposes only and are not necessarily indicative of the result of operations that would have actually been reported had the acquisition of UTEK occurred as of January 1, 2007 or what results will be for any future period.

The pro forma consolidated financial statements should be read in conjunction with the historical financial statements and accompanying notes of Strategos, Inc. included in Exhibit 99.1 and Exhibit 99.2 of this Current Report of Form 8-K/A and the historical consolidated financial statements and accompanying notes of UTEK Corporation included in our annual report on Form 10-K for the fiscal year ended December 31, 2007 and quarterly report on Form 10-Q for the quarter ended March 31, 2008.

UTEK Corporation

Unaudited Pro Forma Condensed Combined Statement of Assets and Liabilities

As of March 31, 2008

	Historical
	UTEK (unaudited)	Strategos (unaudited)	Portion of Strategos Not Acquired (a)	Pro Forma Adjustment		Pro Forma Results
ASSETS
Investments	$23,973,161	$35,675	(35,675)			$23,973,161
Cash and cash equivalents	4,001,277	1,490,641	(827,783)	163,020	(b)	4,827,155
Accounts receivable, net	565,090	1,626,208	(545,434)	448,000	(c)	2,093,864
Prepaid expenses and other assets	435,218	471,005	(198,741)			707,482
Fixed assets, net	495,817	50,504	(3,735)			542,586
Goodwill	4,365,101	—		2,400,000	(d)	6,765,101
Intangible assets, net	943,168	—		6,380,000	(e)	7,323,168
Deferred tax asset	8,355,778	51,000	(51,000)	(2,400,000	) (d)	5,955,778

TOTAL ASSETS	43,134,610	3,725,033				52,188,295

LIABILITIES
Accrued expenses	999,415	930,556	(523,254)	627,000	(f)	2,033,717
Deferred revenue	1,051,095	201,000				1,252,095
Contingent liability	—	—		1,777,713	(g)	1,777,713
Convertible notes payable to stockholders	—	700,000	(700,000)			—

TOTAL LIABILITIES	2,050,510	1,831,556				5,063,525

NET ASSETS	$41,084,100	$1,893,477				$47,124,770

Commitments and Contingencies
Composition of net assets:
Preferred stock	—	—				—
Common stock	$91,854	$49,883		(44,854	) (h)(i)	$96,883
Additional paid-in capital	55,582,031	—		6,035,641	(i)	61,617,672
Accumulated income:
Accumulated net operating income	33,119,709	2,026,316	(439,114)	(1,587,202	) (h)	33,119,709
Net realized loss on investments, net of income taxes	(3,638,700)	—				(3,638,700)
Net unrealized depreciation of investments, net of deferred income taxes	(44,253,949)	—				(44,253,949)
Foreign currency translation adjustment	183,155	(182,722)		182,722	(h)	183,155

Net assets	$41,084,100	$1,893,477				$47,124,770

UTEK Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2008

	Historical
	UTEK (unaudited)	Strategos (unaudited)	Portion of Strategos Not Acquired (a)	Pro Forma Adjustment		Pro Forma Results
Income from operations:
Sale of technology rights	$2,712,380	$—				$2,712,380
Consulting and other services	868,739	3,206,933	(787,127)	78,713	(j)	3,367,258
Investment income, net	84,447	9,823	(4,606)			89,664

	3,665,566	3,216,756				6,169,302

Expenses:
Acquisition of technology rights	1,184,000	—				1,184,000
Salaries and wages	1,205,894	1,801,477	(394,044)	567,924	(k)	3,181,251
Professional fees	308,195	75,792				383,987
Sales and marketing	648,032	25,658				673,690
General and administrative	825,194	113,881	(4,313)	187,620	(e)	1,122,382

	4,171,315	2,016,808				6,545,310

Income (loss) before income taxes	(505,749)	1,199,948				(376,008)
Provision for income tax (benefit) expense	(127,350)	217,273		(183,925	) (l)	(94,002)

Net income (loss) from operations	(378,399)	982,675				(282,006)

Net realized and unrealized gains (losses):
Net realized loss on investments, net of income tax benefit	(126,102)	—				(126,102)
Net change in unrealized depreciation of investments, net of deferred tax benefit	(4,550,776)	—				(4,550,776)

Net increase (decrease) in net assets from operations	$(5,055,277)	$982,675				$(4,958,884)

Net decrease in net assets from operations per share:
Basic	$(0.55)					$(0.51)
Diluted	$(0.55)					$(0.51)
Weighted average shares:
Basic	9,161,046					9,664,016
Diluted	9,161,046					9,664,016

Dividend declared per share:	—					—

UTEK Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2007

	Historical
	UTEK	Strategos	Portion of Strategos Not Acquired (a)	Pro Forma Adjustment		Pro Forma Results (unaudited)
Income from operations:
Sale of technology rights	$16,372,550	$—				$16,372,550
Consulting and other services	3,343,134	10,731,625	(2,387,852)	238,785	(j)	11,925,692
Investment income, net	585,265	156,746	(36,973)			705,038

	20,300,949	10,888,371				29,003,280

Expenses:
Acquisition of technology rights	3,815,844	—				3,815,844
Salaries and wages	3,518,769	10,217,814	(2,105,345)	(1,172,042	) (k)	10,459,196
Professional fees	1,358,668	144,926				1,503,594
Sales and marketing	2,035,860	244,734	(35,729)			2,244,865
General and administrative	2,837,909	753,870	(28,672)	750,480	(e)	4,313,587
Goodwill impairment	210,140	—				210,140

	13,777,190	11,361,344				22,547,226

Income (loss) before income taxes	6,523,759	(472,973)				6,456,054
Provision for income tax (benefit) expense	2,747,017	(111,790)		76,316	(l)	2,711,543

Net income (loss) from operations	3,776,742	(361,183)				3,744,511

Net realized and unrealized gains (losses):
Net realized loss on investments, net of income tax benefit	(1,447,380)	—				(1,447,380)
Net change in unrealized depreciation of investments, net of deferred tax benefit	(10,806,048)	—				(10,806,048)

Net increase (decrease) in net assets from operations	$(8,476,686)	$(361,183)				$(8,508,917)

Net decrease in net assets from operations per share:
Basic	$(0.94)					$(0.84)
Diluted	$(0.94)					$(0.84)
Weighted average shares:
Basic	8,989,234					9,492,204
Diluted	8,989,234					9,492,204

Dividend declared per share:	—					—

UTEK CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined statement of assets and liabilities as of March 31, 2008, and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2008, and for the year ended December 31, 2007, are based on the historical financial statements of UTEK Corporation and Strategos, Inc. after giving effect to UTEK’s acquisition of Strategos on April 17, 2008, the issuance of stock, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

We account for business combinations pursuant to Financial Accounting Standards Board Statement No. 141, Business Combinations. In accordance with Statement 141, we allocate the purchase price of an acquired company to the net tangible assets and intangible assets acquired based upon their estimated fair values. We have made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change as we finalize our purchase price assessment and the valuations of the net tangible assets and intangible assets acquired, in addition to the earnout of the contingency shares through December 2009. These changes could result in material variances between our future financial results and the amounts presented in these unaudited condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the Strategos acquisition been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position.

The pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of UTEK Corporation, included in our annual report on Form 10-K for the fiscal year ended December 31, 2007 and quarterly report on Form 10-Q for the quarter ended March 31, 2008, and with the historical consolidated financial statements of Strategos, Inc. included Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A.

Accounting Periods Presented

The unaudited pro forma condensed combined statement of assets and liabilities as of March 31, 2008 is presented as if our acquisition of Strategos and the issuance of stock had occurred on March 31, 2008, and combines the historical balance sheets of UTEK and Strategos at March 31, 2008, and then eliminates the portion of Strategos that was not included in the acquisition, including the UK and certain other assets and liabilities.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2008 and the year ended December 31, 2007 give effect to the acquisition of Strategos under the purchase method of accounting as if it were acquired on January 1, 2007. The unaudited pro forma condensed combined statements of operations combine the historical operating results of Strategos for the respective periods with the historical operating results of UTEK for the respective periods, and then eliminate the portion of Strategos that was not included in the acquisition, including the UK operations.

Reclassifications

The following reclassifications have been made to the presentation of Strategos’ historical statements of operations in order to conform to UTEK’s presentation:

•	The following were included in prepaid expenses and other assets as of March 31, 2008.

¡	Costs and estimated earnings in excess of billings on uncompleted contracts of $249,965;

¡	Other receivables of $165,034; and

¡	Deposits of $33,331.

•	Deferred revenue as of March 31, 2008 included Billings in excess of costs and estimated earnings on uncompleted contracts of $136,000.

2. ACQUISITION OF STRATEGOS, INC.

Effective April 17, 2008, the Company closed on its Stock Purchase Agreement with Strategos. Strategos was acquired for potentially 1,248,960 shares of UTEK Corporation unregistered common stock valued at $15 million as of such date. The number of shares is based on the average ten-day closing price prior to execution of the stock purchase agreement. Under the terms of the agreement, Strategos shareholders received one third, or 416,320, of the UTEK shares worth $5 million at closing. Transfer of the 416,320 UTEK unregistered shares is restricted for at least 12 months following the close of the transaction. The remaining UTEK shares are held in escrow, to be released in two installments, 12 and 24 months after closing. Delivery of the escrowed shares to Strategos is dependent on the achievement of specific revenue targets for 2008 and 2009. If such targets are not met, a portion of the escrowed shares will be returned to UTEK. The cost of these contingent shares will be accounted for separately from the purchase price when and if the shares are earned.

Strategos, Inc. was organized under the laws of California and is based in Chicago, Illinois. Strategos is engaged in providing long-term business and strategic consulting services focused on innovation to create growth, build capability and new business models for its clients and related goods and services, including software and training.

The estimated purchase price of and purchase price allocation for Strategos, as presented below, represents our best estimates.

Preliminary Purchase Price

Strategos was acquired for potentially 1,248,960 shares of UTEK unregistered common stock valued at $15 million as of such date. Under the terms of the acquisition agreement, Strategos stockholders were entitled to 502,970 shares of UTEK unregistered common stock valued at approximately $6,040,670 as of the acquisition date. In addition, Strategos stockholders are eligible to receive an additional 745,990 shares of UTEK unregistered common stock, which are being held in escrow, pursuant to meeting specific revenue targets for 2008 and 2009 (“contingency shares”). The Company recorded a contingent liability of $1,952,340 with respect to the contingency shares, which reflected the amount of the fair value of the assets acquired in excess of the cost. When the contingency is resolved and the consideration is issued or becomes issuable, any excess of the fair value of the contingent consideration issued or issuable over the amount that was recognized as if it was a liability will be recognized as an additional cost of the acquisition.

Preliminary Purchase Price Allocation

Pursuant to our business combinations accounting policy, the total purchase price for Strategos was allocated to the net tangible assets and intangible assets acquired based upon their estimated fair values as of April 17, 2008, as set forth below. The excess of the net tangible assets and intangible assets acquired over the purchase price resulted in a contingent liability. The preliminary allocation of the purchase price was based upon the preliminary purchase price, which is subject to change based on the potential earnout of the contingency shares through December 2009. Our preliminary purchase price allocation as of April 17, 2008 is as follows:

Cash and cash equivalents	$678,980
Accounts receivable	2,189,305
Other tangible assets	91,098
Intangible assets	6,380,000
Goodwill	2,400,000
Accounts payable and other liabilities	(1,262,512)
Deferred revenues	(83,861)
Contingent liability	(1,952,340)
Deferred tax liability	(2,400,000)

Total preliminary purchase price allocation	$6,040,670

Intangible Assets

The following table sets forth the preliminary components of intangible assets associated with the Strategos acquisition:

	Preliminary Fair Value	Useful Life
Trade names/Trademarks/Websites	$1,620,000	Indefinite
Proprietary processes/know-how	1,970,000	6 years
DiscoverySpace software platform	120,000	8 years
Non-compete agreements	240,000	4 years
Customer list	2,430,000	7 years

Total intangible assets	$6,380,000

3. PRO FORMA FINANCIAL STATEMENT ADJUSTMENTS

The following pro forma adjustments are included in our unaudited pro forma condensed combined financial statements:

(a)	To eliminate the portion of Strategos, Inc. that does not convey to UTEK in the acquisition. UTEK did not acquire the UK operations and certain other assets and liabilities of Strategos, Inc.

(b)	To record cash received from exercise of Strategos stock options in connection with the acquisition.

(c)	To record the following adjustments to accounts receivable:

To record royalty receivable from UK in connection with acquisition	$150,000
To record receivable from Strategos shareholders in connection with acquisition	298,000

Total adjustments to accounts receivable	$448,000

(d)	To record deferred tax liability resulting from the acquisition.

(e)	To record the preliminary fair values of Strategos intangible assets acquired and the associated amortization expense.

	Preliminary Fair Value	Three Month Amortization	Annual Amortization	Estimated Useful Life
Trade names/Trademarks/Websites	$1,620,000	$—	$—	Indefinite
Proprietary processes/know-how	1,970,000	82,083	328,332	6 years
DiscoverySpace software platform	120,000	3,750	15,000	8 years
Non-compete agreements	240,000	15,000	60,000	4 years
Customer list	2,430,000	86,787	347,148	7 years

Totals	$6,380,000	$187,620	$750,480

(f)	To record the Strategos bonus pool accrual for the period from 1/1/08 through 3/31/08 in connection with the acquisition.

(g)	To record the following adjustments to contingent liability:

To record the contingent liability related to the purchase price allocation	$1,952,340
To true-up difference in purchase price allocation resulting from the presentation of March 31, 2008 historical balances as opposed to April 17, 2008 balances	(174,627)

Total adjustments to contingent liability	$1,777,713

(h)	To eliminate Strategos’ historical stockholders’ equity as follows:

Common stock, no par value	$(49,883)
Retained earnings	(1,587,202)
Foreign currency translation adjustment	182,772

Total Strategos stockholders’ equity	$(1,454,313)

(i)	To record the issuance of 502,970 shares of UTEK common stock valued at $6,040,670 in connection with the acquisition.

Common stock, $.001 par value	$5,029
Additional paid-in capital	6,035,641

Total value	$6,040,670

(j)	To record management fee from UK at 10% of UK revenue.

(k)	To adjust salaries and wages expense such that bonuses paid out in the given period are commensurate with the new bonus plan in effect for Strategos employees in connection with the acquisition.

(l)	To adjust the provision for income tax expense to Utek’s effective tax rate for the period.

3. PRO FORMA EARNINGS PER SHARE

The pro forma basic and diluted earnings per share amounts presented in our unaudited pro forma condensed combined statements of operations are based upon the weighted average number of our common shares outstanding and are adjusted for the common stock issued in connection with the acquisition.

	Weighted Average Common Shares Outstanding
	Three Months Ended Mar 31, 2008	Year Ended Dec 31, 2007
Basic and Diluted weighted average common shares outstanding, as reported	9,161,046	8,989,234
Effect of common stock issued in acquisition	502,970	502,970

Basic and Diluted weighted average common shares outstanding, pro forma	9,664,016	9,492,204